EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829 and
333-35897)  and  Form  S-8 File  Nos.  33-73332,  333-09801  and  333-56966)  of
Nutrition 21, Inc. of our report dated September 26, 2003, with respect to the consolidated financial statements and financial statement schedule of Nutrition 21, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2003.

                                                               /s/ J.H. COHN LLP

Roseland, New Jersey
September 26, 2003